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                                                                  EXHIBIT 10.15
EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of June 1, 1994, between ALEKSANDAR ERDELJAN (the "Employee") and R.P. SCHERER CORPORATION, a Delaware corporation (the "Company").

WHEREAS, the Company desires to assure itself of the benefit of the Employee's services and experience for a period of time and the Employee is willing to enter into an agreement to that end upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:
         1. Term of Agreement. Subject to the terms and conditions hereof, the term of employment of the Employee under this Agreement shall be for the period of one year commencing from the date set forth above. Thereafter, so long as Employee is capable of performing his duties hereunder and provided this Agreement is not terminated pursuant to Section 4, this Agreement shall be automatically renewed for successive periods of one year, unless, prior to 30 days before the termination date of any one-year period, either party notifies the other of an intention to terminate this Agreement on such termination date in which event the Agreement shall be terminated on such date. Such term of employment, as renewed, is hereinafter referred to as the "Employment Period."
         2.      Services to be Rendered.
                 (a) During the term of employment of the Employee under this Agreement (and any renewals thereof) the Employee shall serve the Company as its President and Co-Chief Executive Officer.
                 (b) The Employee agrees that he will, during the term of employment under this Agreement (and any renewals thereof) devote his time, attention and ability to the business of the Company and its subsidiaries as the Company's President and Co-Chief Executive Officer and shall well and faithfully serve the Company and its subsidiaries and shall exercise the powers and authorities and fulfill the responsibilities hereby conferred upon him honestly, diligently, in good faith and in the best interest of the Company and its subsidiaries and use his best efforts to promote their interests. The Employee may, however, serve as an outside director of any other corporation provided Employee obtains the consent of the Company, which shall not be unreasonably withheld.
         3.      Compensation.
                 (a) In full payment for services rendered to the Company under this Agreement, the Company shall pay the Employee a salary of Six Hundred Thirty-Two Thousand Two Hundred Eighty Six and 00/100 Dollars ($632,286) per year during the first year of the Employment Period ("Base Salary"). The Compensation Committee of the Board of Directors of the Company shall determine the salary to be paid to the Employee during subsequent years of the Employment Period.
                 (b) In addition to the compensation otherwise provided for in this Section 3, during the term of his employment hereunder, the Employee also shall be entitled to: (i) participate in the Company's stock option plans, in accordance with the terms thereof, as from time to time may be in effect; (ii) by resolution of the Compensation Committee, participate in the Company's incentive compensation plans, in accordance with the terms thereof, as from time to time may be in effect; (iii) participate in the Company's retirement plans, in accordance with the terms thereof, as from time to time may be in effect; and (iv) participate in such group life, disability, accident, hospital and medical insurance plans ("Welfare Plans") in accordance with the terms thereof, as from time to time may be in effect; provided, that any such participation is generally appropriate to Employee's responsibilities hereunder; and provided, further, that benefits and terms of participation under the Welfare Plans may be changed by the Company from time to time in its sole discretion. To the extent stock options are to be granted in accordance with a Company stock option plan for the Company fiscal year ending within the year Employee's employment agreement terminates, Employee is entitled to such
options in accordance with the plan's terms. (c)      The Employee shall be
entitled, during the Employment Period, to vacations and fringe benefits consistent with the practices of the Company.
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                 (d)      The Company shall provide the Employee, during the
Employment Period, with the use of a Company-owned or leased automobile, and will pay all taxes and insurance on said vehicle.
         4.      Disability, Death and Termination.
                 (a) In the event of the Employee's inability to perform the principal duties of his job at the Company due to physical or mental condition, as determined by a physician ("Permanent Incapacitating Disability") for any consecutive period of at least one year with or without accommodation, the Company may, at its election, terminate the Employee's employment hereunder. The date of Permanent Incapacitating Disability shall be on the last day of such period. In the event of any such termination, the Company shall be obligated (i) for compensation earned by the Employee hereunder, but not yet paid, prior to such termination, and (ii) to pay the Employee each month, for twenty-four consecutive months, an amount equal to the monthly Termination Benefit (the "Disability Benefit"); provided, however, that the amount of the Disability Benefit shall be reduced by any amounts received by the Employee in respect of the Employee's disability from any employee benefit or disability plans maintained by the Company.
                 (b) The obligations of the Company under this Agreement shall terminate upon the death of the Employee.
                 (c)      If any of the following events should occur:

                          (1)     the Employee voluntarily terminates
employment with the Company without Good Reason before retirement (which for purposes of this Agreement shall be determined at or over the age of 55 or at any earlier date approved by the Company), or

                          (2)     the Company terminates the Employee's
employment for Cause, the Company's obligations hereunder shall terminate and no further payments of any kind (other than in respect of compensation earned by the Employee as determined hereunder prior to such termination) shall thereafter be made by the Company to the Employee hereunder.
                          For purposes of the foregoing, "Cause" means:

                          (i)     any act or acts of the Employee constituting
a felony (or its equivalent) under the laws of the United States, any state thereof or any foreign jurisdiction;

                          (ii)    any material breach by the Employee of any
employment agreement with the Company or the policies of the Company or any of its subsidiaries or the willful and persistent (after written notice to the Employee) failure or refusal of the Employee to perform his duties of employment or comply with any lawful directives of the Board of Directors of the Company;

                          (iii) a course of conduct amounting to gross neglect,
willful misconduct or dishonesty; or

                          (iv)    any misappropriation of material property of
the Company by the Employee or any misappropriation of a corporate or business opportunity of the Company by the Employee.
                          For purposes of the foregoing, "Good Reason" means:

                          (i)     any material reduction by the Company of such
Employee's duties, responsibilities or titles;

                          (ii)    any involuntary removal of such Employee from
any position previously held (except in connection with a promotion or a termination for Cause, death or disability, or the voluntary termination by the Employee other than for Good Reason);

                          (iii) within six months after a Change in Control; or
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                          (iv)    such other reasons (including
nonemployment-related reasons) as may be approved by the Company, in its sole discretion, from time to time.
                 (d) If the Company terminates the Employee's employment without Cause, if the Employee voluntarily terminates employment with the Company for Good Reason, or if the Company notifies the Employee of its intention to terminate this Employment Agreement pursuant to Section 1 hereof, the Company shall:

                          (1)     pay the Employee a monthly amount, for
twenty-four consecutive months after termination, equal to one twelfth of the Employee's annual average salary as computed by the Company for the prior twenty-four consecutive months, or if the Employee has not been employed for twenty-four consecutive months, for the number of consecutive months employed, preceding the date of termination (the "Termination Benefit") until the Termination Benefit is paid in full; and

                          (2)     provide Employee with benefits in accordance
with Section 3(b)(iv) and Section 3(d) for a period of twenty- four consecutive months after termination.
         5. Confidentiality. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of the Company or any of its subsidiaries that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompassed in all research, product development, designs, plans, formulations and formulating techniques, proposals, marketing and sales plans, financial information, costs, pricing information, strategic business plans, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.
                 The Employee agrees to regard and preserve as confidential all proprietary information pertaining to the Company's business that has been or may be obtained by the Employee in the course of his employment with the Company, whether he has such information in his memory or in writing or other physical form. The Employee will not, without prior written authority from the Company to do so, use for his benefit or purposes, or disclose to any other person, firm, partnership, corporation or other entity, either during the term of his employment hereunder or thereafter, any proprietary information connected with the business or developments of the Company, except as required in connection with the performance by the Employee of his duties and responsibilities as an employee of the Company. This provision shall not apply after the proprietary information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.
         6. Removal of Documents or Objects. The Employee agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document (regardless of the medium on which it is recorded), object, computer program, computer source code, object code or data (the "Documents") containing or reflecting any proprietary information of the Company. The Employee recognizes that all such Documents, whether developed by him or by someone else, are the exclusive property of the Company.
         7. Non-Competition. The Employee agrees that during the term of his employment hereunder and for a period of two years after such term of employment terminates or is terminated, he will not in any way, directly or indirectly, manage, operate, control, solicit officers or employees of the Company, accept employment, a directorship or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than one percent of the outstanding shares of a corporation's stock which is listed on a national securities exchange) any enterprise which competes or shall compete with the Company, by engaging in or otherwise carrying on the research, development, manufacture or sale of any product of any type developed, manufactured or sold by the Company or any subsidiary thereof, whether now or hereafter (to the extent that any such product is under consideration by the Board of Directors of the Company at the time the Employee's employment terminates or is terminated).

         8. Corporate Opportunities. The Employee agrees that during the Employment Period he will not take any action which might divert from the Company or any subsidiary of the Company any opportunity which would be within the scope of any of the present or future businesses of the Company or any of its subsidiaries (which future businesses are then under consideration by the Board of Directors of
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the Company), the loss of which has or would have had, in
the reasonable judgment of the Board of Directors of the Company, an adverse effect upon the Company, unless the Board of Directors of the Company has given prior written approval.
         9. Relief. It is understood and agreed by and between the parties hereto that the service to be rendered by the Employee hereunder, and the rights and privileges granted to the Company by the Employee hereunder, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the provisions contained in this Agreement will cause the Company great irreparable injury and damage.
                 The Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by the Employee. The Employee further expressly agrees that in the event the Employee breaches the non-competition provisions of Section 7 of this Agreement or the confidentiality provisions of Section 5 of this Agreement, the balance of any payments due under this Agreement shall be forfeited by the Employee.
                 The provisions of this Section 9 shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.
         10. Warranty. The Employee hereby warrants that he is free to enter into this Agreement and to render his services pursuant hereto.
         11. Non-Assignability. Except as otherwise provided herein, this Agreement may not be assigned by either the Company or the Employee.
         12. Merger or Consolidation. In the event (a) the Company merges with or into, or consolidates with, another entity; (b) the Company sells, exchanges or otherwise disposes of all or substantially all of the assets of the Company; (c) 50% or more of the Company's then outstanding shares of voting stock is acquired by another corporation, person or entity; (d) the Company liquidates or dissolves; or (e) the Company recapitalizes or enters into any similar transaction, and as a result of which the Common Stock either (i) is no longer a voting equity security of the Company or (ii) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association (referred to collectively as a "Change in Control"), this Agreement may be assigned and transferred to such successor in interest as an asset of the Company upon such assignee assuming the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee of this Agreement subject to Employee's right to terminate for Good Reason in accordance with Section 4(c)(iii).
         13. Withholding. The Company shall have the right to withhold the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under this Agreement.
         14. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

                 (a)      If to the Company, to it at:

                          R.P. Scherer International Corporation
                          2075 West Big Beaver Road
                          Troy, Michigan  48084
                          Attention:  Secretary

                          With a copy to:

                          R.P. Scherer Corporation
                          2075 West Big Beaver Road
                          Troy, Michigan  48084
                          Attention:  Secretary
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                 (b)      If to the Employee, to him at such address as set
forth in the signature page hereof or as he shall otherwise have specified by notice in writing to the Company.
         15. Governmental Regulation. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.
         16. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. Any suit, action or proceeding against the Employee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Michigan and the Employee hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Employee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Michigan, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Michigan, and the Employee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Employee irrevocably waives his right to trial by jury with regard to any suit, action, or proceeding with respect to this Agreement; provided, however, that if such waiver of the right to jury trial shall be held unenforceable, the invalidity or unenforceability of this provision shall not impair the validity or enforceability of any other provision of this Agreement.
         17. Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreement, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           R.P. SCHERER CORPORATION

                                           By:  /s/ Nicole S. Williams
                                           Title:Executive Vice President


                                           /s/  Aleksandar Erdeljan
                                           Aleksandar Erdeljan

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


                  This AMENDMENT dated as of May 17, 1998 to the EMPLOYMENT AGREEMENT among ALEKSANDAR ERDELJAN (the "Employee"), R.P. SCHERER CORPORATION, a Delaware corporation (the "Company"), and Cardinal Health, Inc., an Ohio corporation ("Parent"), dated as of June 1, 1994 (the "Employment Agreement").

                  WHEREAS, the Company has entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), dated as of the date hereof, with Parent and GEL Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"); and

                  WHEREAS, the Company desires to assure itself of the benefit of the Employee's services and experience for a period of time following the Merger, and the Employee is willing to enter into an agreement to that end upon the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

                  1. Continued Employment; Noncompetition. In consideration of the provisions of Section 2 of this Amendment, the Employee hereby agrees that:
(a) notwithstanding Section 4(d) of the Employment Agreement and clause (iii) of the definition of "Good Reason" in Section 4(c) of the Employment Agreement, a termination of his employment by the Employee before the 90th day following the Effective Time shall not be treated as a termination for "Good Reason," and if the Employee does terminate his employment before the

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90th day following the Effective Time, he shall not be entitled to any further payments or benefits pursuant to the Employment Agreement or this Amendment; and
(b) Section 7 of the Employment Agreement is hereby amended to provide that the covenant contained therein shall apply for five years, rather than two years, following termination of his employment.

                  2. Severance. In consideration of the provisions of Section 1,
Section 4(d) of the Employment Agreement is hereby amended by adding the following at the end hereof:

                  In addition, if the date of termination is after the 90th day following the Effective Time: (A) after the Termination Benefit provided for in clause (1) above is paid in full, the Company shall continue to (x) pay the Employee the monthly amount described in said clause (1), and provide benefits in accordance with Section 3(d), for an additional 12 months, and
                  (y) provide benefits in accordance with Section 3(c)(iv) for an additional 36 months; and (B) the Company shall pay the Employee, on each of the first three anniversaries of the date of termination, an amount equal to the last annual bonus paid to the Employee by the Company before the date of termination.

                  3. Effect of this Amendment; Amendment; Termination. Except as specifically set forth in this Amendment, the Employment Agreement shall continue in effect without amendment. This Amendment may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives. Notwithstanding anything else contained herein, if the Merger Agreement is terminated without the Effective Time having occurred, then this Amendment shall be null and void and of no effect ab initio, and the Employment Agreement shall remain in effect without amendment hereby.






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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                          R.P. SCHERER CORPORATION


                                          By:/s/ ROBERT H. ROCK
                                          Title: Chairman, Comp. Committee


                                          /s/Aleksandar Erdeljan
                                          Aleksandar Erdeljan
                                          Address:




                                          CARDINAL HEALTH, INC.



                                          By:/s/ GEORGE H. BENNETT, JR.
                                          Title: Executive Vice President





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